EXHIBIT 10.2

AMERIGROUP CORPORATION

2009 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (the “Option Agreement”) is made and entered into as of      , 200       (the “Date of Grant”), by and between AMERIGROUP Corporation, a Delaware corporation (the “Company”), and        (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2009 Equity Incentive Plan (the “Plan”).

1. Number of Shares. The Company hereby grants to Optionee an option (this “Option”) to purchase        Shares (the “Option Shares”) at an Exercise Price per Share of $     , subject to all of the terms and conditions of this Option Agreement and the Plan. The Option is intended to be treated as an Incentive Stock Option.

2. Option Term. The term of the Option (the “Option Term”) shall commence on the Date of Grant set forth above and, unless the Option is previously terminated pursuant to Section 5 below, shall terminate on the [ ] anniversary thereof (the “Expiration Date”). As of the Expiration Date, all rights of Optionee hereunder shall terminate.

3. Conditions of Exercise.

(a) Subject to Section 5 below, the Option shall become vested on the Date of Grant as to      percent (     %) of the Option Shares, as to an additional        percent (     %) of the Option Shares on       , 20       and as to an additional        percent (     %) of the Option Shares quarterly thereafter, such that the Option shall become fully (100%) vested on       , 20      .

[OR]

(a) Subject to Section 5 below, the Option shall become vested as to        of the Option Shares on the first anniversary of the Date of Grant, and as to an additional        of the Option Shares quarterly thereafter, such that the Option shall become fully (100%) vested on      .

(b) Prior to the Expiration Date, this Option may, subject to Section 5 below, be exercised in whole or in part at any time, but only as to Option Shares that have vested. Without limiting Section 5, if Optionee’s employment or service with the Company and all Subsidiaries and Affiliates terminates, then from and after such Termination Date (as defined in Section 5 below), this Option may be exercised only with respect to Option Shares that have vested as of the Termination Date and only as expressly permitted pursuant to Section 5.

(c) This Option may not be exercised for a fraction of a share.

4. Method of Exercise of Option.

(a) The Option may be exercised by delivering to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Administrator from time to time (the “Exercise Agreement”), which shall set forth, inter alia, (i) Optionee’s election to exercise the Option and (ii) the number of vested Option Shares being purchased, and payment in full of the aggregate Exercise Price of such Option Shares. If someone other than Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

(b) The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities law, as they are in effect on the date of exercise.

(c) Payment of the aggregate Exercise Price for Option Shares being purchased and any applicable withholding taxes may be made (i) in cash or by check, (ii) to the extent permitted by applicable law, by means of a cashless exercise procedure through a broker acceptable to the Administrator, (iii) through delivery of unrestricted Shares already owned by Optionee for more than six months on the date of surrender, to the extent the shares have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, or (iv) through tendering an exercise notice in a form and manner acceptable to the Administrator, in which case the Optionee will receive a number of Shares with a Fair Market Value equal to the excess of the Fair Market Value of the Shares underlying the Option on the date of exercise over the aggregate Exercise Price.

5. Effect of Termination of Employment, Change in Control and Disabling Conduct.

(a) Termination of Employment Generally.

(i) Upon the termination of Optionee’s employment with the Company and all Subsidiaries and Affiliates, the Option shall immediately terminate as to any Option Shares that have not previously vested as of the date of such termination (the “Termination Date”).

(ii) Any portion of the Option that has vested as of the Termination Date shall be exercisable in whole or in part for a period of 90 days following the Termination Date (the “Post-Termination Exercise Period”) unless Optionee has been terminated for Cause or engaged in Disabling Conduct (defined below); provided, in no event may the Option be exercised after the Expiration Date.

(iii) In the event of termination by reason of Optionee’s death or Disability, the Post-Termination Exercise Period shall extend until the date that is twelve months from the Termination Date; provided, in no event may the Option be exercised after the Expiration Date.

(iv) Upon the expiration of the Post-Termination Exercise Period, any unexercised portion of the Option shall terminate in full (whether or not then exercisable).

(b) Termination for Cause; Disabling Conduct.

(i) The Option shall terminate in full (whether or not then exercisable) immediately upon the termination of Optionee’s employment with the Company or any Subsidiary or Affiliate for Cause.

(ii) The Option also shall terminate in full (whether or not then exercisable) immediately if Optionee engages in Disabling Conduct.

[AT THE DISCRETION OF THE ADMINISTRATOR, EITHER]

(c) Change in Control. For purposes of Section 5(a) above, any portion of the Option that has not previously vested shall be deemed fully vested if Optionee’s employment or service with the Company or any Subsidiary or Affiliate is terminated by the Company or any Subsidiary or Affiliate or any successor entity for any reason (other than for Cause or as a result of Disabling Conduct) within two years following a Change in Control or if Optionee terminates employment or service with the Company or any Subsidiary or Affiliate within two years following the Change in Control and after there is a material adverse change in the nature or status of Optionee’s duties or responsibilities from those in effect immediately prior to the Change in Control.

[OR]

(c) Change in Control. Any portion of the Option that has not previously vested shall become fully vested upon a Change in Control.

(d) Definition of Disabling Conduct. As used herein, “Disabling Conduct” shall mean conduct involving a breach of the covenants made in Section 6 below.

6. Covenant Not to Compete.

(a) In consideration for the grant of the Option, and as a material condition to the grant, Optionee hereby expressly agrees as follows:

(i) Optionee will act in the best interests of the Company and its Subsidiaries and Affiliates (each, an “AMERIGROUP Company” and collectively, the “AMERIGROUP Companies”) throughout the period of Optionee’s employment with any of the AMERIGROUP Companies; and

(ii) at all times while employed by any AMERIGROUP Company and at all times during the Covered Post-Employment Period (defined below), Optionee will not (A) compete with any AMERIGROUP Company by serving a Competitor (defined below) in any managerial capacity, or in any capacity that influences business strategy, with respect to a Covered Product or Service (defined below) that the Competitor is offering in a Covered Area (defined below) or developing to offer in a Covered Area, or (B) solicit for employment, interfere with the employment relationship of or endeavor to entice away any employee of any AMERIGROUP Company; provided, however, that in the event the Company terminates the Optionee’s employment without Cause [or as described in Section 5(c), or the Optionee voluntarily terminates his or her employment under the circumstances described in Section 5(c)] [NOTE: BRACKETED LANGUAGE TO BE USED IF LONG FORM SECTION 5(C) IS USED], the non-competition covenants in Section 6(a)(ii)(A) shall terminate and be of no further force or effect beginning at the close of business on the Optionee’s last day of employment with the applicable AMERIGROUP Company; and

(iii) at all times while employed by any AMERIGROUP Company and at all times thereafter, the Optionee will maintain in strict confidence, and will not reveal to any person or entity (except as may be required in the ordinary course of performing the Optionee’s duties as an employee of the AMERIGROUP Company), any Confidential Information.

(b) As used herein,

(i) The “Covered Post-Employment Period” means the twelve (12) month period beginning on the first day on which Optionee is no longer employed by any AMERIGROUP Company as a result of Optionee’s resignation or termination for Cause and ending on the first anniversary of such date.

(ii) “Competitor” means any entity or person that provides or is planning to provide a Covered Product or Service in competition with a Covered Product or Service that an AMERIGROUP Company is actively developing, marketing, providing or selling.

(iii) “Confidential Information” means an AMERIGROUP Company’s proprietary and/or non-public information concerning its business and affairs, including, without limitation, trade secrets, strategies, business plans, marketing and advertising plans, member and provider information, employee and personnel information, contracts, training manuals, financial projections, budgets and non-public financial data (including, without limitation, statements with premium revenue and/or provider compensation terms, reports of actuaries, medical loss reports, balance sheets and income statements).

(iv) A “Covered Product or Service” shall mean a managed health care product or service (A) offered or provided to any beneficiary of and/or participant in any Medicare, Medicare-related, Medicaid, Medicaid-related, or SSI program, any government-funded children’s health insurance program or any federal and/or state sponsored health care program that is substantially similar to any of such programs, (B) offered or provided to any beneficiary of and/or participant in any government-funded or government sponsored health care program that directly competes or will directly compete with any managed health care product or service offered or being developed to be offered by any AMERIGROUP Company or (C) that directly competes or will directly compete with any commercial managed health care product or service offered or being developed to be offered by any AMERIGROUP Company.

(v) The “Covered Area” shall consist of each city, county and other similar governmental territory in which an AMERIGROUP Company provides or has made material efforts to develop and provide a Covered Product or Service to its members, if in the course of Optionee’s employment with an AMERIGROUP Company he or she (A) has provided services to an AMERIGROUP Company with respect to the Covered Products or Services in such city, county or governmental territory, or (B) reviewed or discussed Confidential Information of an AMERIGROUP Company with respect to the Covered Product or Service in such city, county or governmental territory.

(c) Optionee agrees that any breach by Optionee of the covenants made in Section 6(a) above may cause irreparable damage to one or more of the AMERIGROUP Companies and that in the event of such breach each AMERIGROUP Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Optionee’s obligations hereunder. Optionee agrees that any such AMERIGROUP Company may seek and obtain injunctive relief without posting an injunction bond. Optionee hereby acknowledges and agrees that Optionee will have access to confidential and proprietary information and trade secrets concerning the AMERIGROUP Companies during Optionee’s employment and that the covenants in Section 6(a) are reasonable in scope and necessary to protect the legitimate business interests of the AMERIGROUP Companies. Optionee hereby further expressly acknowledges and agrees that each AMERIGROUP Company is an express third party beneficiary of the terms of this Agreement. (For the avoidance of doubt, Optionee acknowledges and agrees that the experience and/or knowledge that Optionee acquires in the course of his or her employment with an AMERIGROUP Company may relate not only to the Covered Products and Services of the AMERIGROUP Company with which he or she is employed, but also those of other AMERIGROUP Companies.)

7. Adjustments. In the event of any Change in Capitalization, the Administrator shall take such actions pursuant to Section 5 of the Plan (including the provisions thereof relating to the cancellation of Awards in exchange for a payment in cash or other property) as it deems appropriate.

8. Certain Changes. In the event of a Change in Control, or an Optionee’s Disability, retirement or death, the Administrator may accelerate the date on which the Option becomes exercisable, or otherwise adjust any of the terms of the Option; provided that no action under this Section 8 shall adversely affect Optionee’s rights hereunder or cause the Option to be treated as other than an Incentive Stock Option without the consent of Optionee.

9. Nontransferability of Option. Except under the laws of descent and distribution, Optionee shall not be permitted to sell, transfer, pledge or assign the Option or this Option Agreement, and the Option shall be exercisable, during Optionee’s lifetime, only by Optionee. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

10. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties at the address set forth under such party’s signature page hereto.

11. Tax Consequences. The tax laws and regulations applicable to the exercise of the Option and the disposition of the Option Shares are complex and subject to change. Optionee should consult a tax adviser before exercising the Option or disposing of the Shares.

12. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (the “Securities Act”) or any other Federal or state statutes having similar requirements as may be in effect at that time.

13. No Obligation to Register Option Shares. The Company shall be under no obligation to register the Option Shares pursuant to the Securities Act or any other Federal or state securities laws.

14. Investment Representation. Optionee hereby represents and warrants to the Company that Optionee, by reason of Optionee’s business or financial experience (or the business or financial experience of Optionee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect Optionee’s own interests in connection with the transactions contemplated under this Option Agreement.

15. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

16. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17. Clawback. If (x) the Optionee breaches the terms of Section 6 or (y) the Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Administrator has determined in its sole discretion that the Optionee had knowledge of or should have known of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur, the Company may demand repayment of any amounts realized by Optionee under this Option (determined before the application of any taxes). The Optionee shall be required to provide repayment within ten (10) days following such demand.

18. Governing Law. With the exception of Section 6 above, this Option Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws. The provisions of Section 6 above shall be governed by and construed according to the laws of the Commonwealth of Virginia without regard to its principles of conflict of laws.

19. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.

20. Amendments; Construction. The Administrator may amend the terms of this Option Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of Optionee hereunder (or cause the Option to be treated as other than an Incentive Stock Option) without his or her consent. To the extent the terms of Section 6 conflict with any prior agreement between the parties related to such subject matter, the terms of Section 6 shall supersede such conflicting terms and control. Headings to Sections of this Option Agreement are intended for convenience of reference only, are not part of this Option Agreement and shall have no affect on the interpretation hereof.

21. Rights as a Stockholder. Neither Optionee nor any of Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

22. Agreement Not a Contract for Services. Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that Optionee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

23. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

24. Certain Tax Matters. If Optionee fails to comply with the requirements of section 422(a) of the Code (as from time to time redesignated or amended), subsection (a)(1) of which currently requires that any Option Shares not be disposed of within two (2) years of the date of grant and one (1) year from the date on which such shares are acquired, Optionee understands that the tax treatment otherwise applicable to the Option shall not be available. Optionee agrees to notify the Company in writing immediately after Optionee makes a disqualifying disposition (within the meaning of sections 421 and 422 of the Code) of any Option Shares. The Company’s obligations under this Option Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to Optionee. The Company may, in its discretion, require that Optionee pay to the Company at or after (as determined by the Administrator) the time of exercise of any portion of the Option any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of Option Shares.

25. Survival of Terms. This Option Agreement shall apply to and bind Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Section 6 shall expressly survive the termination of the Option and this Agreement.

26. Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. Optionee has read and understand the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.

27. Severability. Should any provision of this Option Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Option Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Option Agreement. Moreover, if one or more of the provisions contained in this Option Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

AMERIGROUP CORPORATION

By:
Stanley F. Baldwin
Executive Vice President, General Counsel
and Secretary

Address: AMERIGROUP Corporation

4425 Corporation Lane

Virginia Beach, VA 23462

Facsimile: (757) 557-6743

Attn: Stanley F. Baldwin

OPTIONEE:

Address:

Social Security Number:

EXHIBIT A

AMERIGROUP CORPORATION
2009 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT
NOTICE OF EXERCISE

______________, ____

AMERIGROUP Corporation
[Address]

Attn:

On       , I was granted an option (an “Option”) by AMERIGROUP Corporation (the “Company”) under the Company’s 2009 Equity Incentive Plan (the “Plan”) and a stock option agreement, between me and the Company (the “Agreement”). This letter is to notify you that I wish to purchase Option Shares under the Agreement as set forth below.

Exercise of Option

1. I wish to purchase        Option Shares at the current exercise price of $    per share for a total cost of $     .

2. I am paying for these Option Shares as follows:

By authorizing the Company to withhold from the number of Option Shares I would otherwise receive that number of whole Shares having a Fair Market Value equal to the aggregate Exercise Price, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $ .

By means of a cashless exercise procedure through the following broker: .

By delivery of unrestricted shares of Company stock already owned by me for more than six months on the date of surrender, and which have an aggregate fair market value on the date of surrender equal to the aggregate exercise price of the Option Shares as to which the Option is being exercised, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check

3. I am paying the local, state and federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $ .

By authorizing the Company to withhold from the number of Option Shares I would otherwise receive that number of whole Shares having a fair market value equal to the minimum tax withholding due, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

By delivery of unrestricted shares of Company stock already owned by me for more than six months on the date of surrender, and which have an aggregate fair market value on the date of surrender equal to the minimum tax withholding due, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

4. In exercising my Option I hereby warrant and represent to the Company that I have not engaged in Disabling Conduct and acknowledge that the Company has no obligation to issue a certificate evidencing any Option Shares purchasable by me until the purchase price of such Option Shares is fully paid as set forth in the Option Agreement.

Very truly yours,

Optionee

Name and Address (please print)

Telephone Number	( )

Social Security Number